UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Earliest Event Reported: January 10, 2007
Commission File No. 1-8968
ANADARKO PETROLEUM CORPORATION
1201 Lake Robbins Drive, The Woodlands, Texas 77380-1046
(832) 636-1000

Incorporated in the State of Delaware	Employer Identification No. 76-0146568
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
On January 10, 2007, the Compensation and Benefits Committee of the Board of Directors of Anadarko Petroleum Corporation (the “Company”) approved special equity awards for certain executive officers to recognize such officers’ leadership and contributions related to the Company’s successful acquisition of Kerr-McGee Corporation and Western Gas Resources, Inc., the Company’s new accounting and information technology systems integration, and to incentivize future performance related to these accomplishments. These grants were made to the following named executive officers in the form and amounts set forth below:

	Special Equity Award
Name and Title	Stock Options	Restricted Stock

James T. Hackett Chairman, President & Chief Executive Officer	122,800

Karl F. Kurz Chief Operating Officer	41,000

Robert P. Daniels Senior Vice President, Worldwide Exploration		6,300

R. A. Walker Senior Vice President, Finance and Chief Financial Officer	41,000

Robert K. Reeves Senior Vice President, Corporate Affairs & Law and Chief Governance Officer	41,000
In connection with the above, three other executive officers also received stock option awards for an aggregate of 57,400 shares. Based on the Committee’s desire to provide an additional retention incentive for Mr. Daniels, the Committee granted Mr. Daniels a restricted stock award in lieu of stock options. The stock options have a seven-year term, will vest in three equal installments on the anniversary date of the grant, and have a strike price of $40.51, the closing stock price on the date of grant as reported by The New York Stock Exchange. The restricted stock award will vest in three equal installments on the anniversary date of the grant.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized officer.

ANADARKO PETROLEUM CORPORATION (Registrant)
January 16, 2007	By:	/s/ Charlene A. Ripley
Charlene A. Ripley
Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer